Exhibit 99.1

MEMSIC Announces Fourth-Quarter 2012 Results

ANDOVER, Mass., March 8, 2013 – MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS sensing solution provider, today announced financial results for the fourth quarter ended December 31, 2012.

●	Net sales totaled $14.2 million compared to $21.5 million in the 2011 quarter.

●	Gross margin was 36.6% compared to 35.9% in the 2011 quarter.

●	Operating expenses totaled $7.0 million compared to $11.6 million in the 2011 quarter.

●	GAAP net loss was $1.4 million, or $0.06 per diluted share, compared to $3.3 million, or $0.14 per diluted share, in the 2011 quarter.

●

Before giving effect to a goodwill impairment charge of $0.6 million in the 2012 quarter and $4.5 million in the 2011 quarter, MEMSIC realized a net loss of $0.8 million, or $0.03 for the 2012 quarter and net income of $1.2 million, or $0.05 per share, for the 2011 quarter.

●

EBITDA was ($0.5) million compared to ($2.3) million in the 2011 quarter. Before giving effect to the goodwill impairment charge in each quarter, EBITDA was $0.2 million and $2.2 million, respectively.

MEMSIC Chairman, President and CEO Dr. Yang Zhao commented, “Growth in our consumer sales continued in the fourth quarter, reflecting strong demand for our accelerometer product in high-end digital camera applications and the selection of our magnetic product in new consumer applications such as tablet computers. This demand helped mitigate the impact of reduced shipments to a large mobile customer.

“We continue to pursue opportunities to benefit from the large China mobile market by leveraging MEMSIC’s competitive product, significant presence in China and the strong, local technical support we provide. Our launch of the gas flow sensor module we introduced last year is proceeding, and we are in the testing phase with several potential customers. In addition, we are moving forward with our initiatives to use MEMSIC’s cutting-edge technology to develop high-performance products for the industrial and automotive markets. Diversifying into new applications takes time, but we believe that focusing on these stable, high-margin markets will enhance MEMSIC’s business.”

For the year ended December 31, 2012, net sales totaled $63.8 million compared to $68.2 million for 2011. Net loss totaled $1.0 million, or $0.04 per diluted share, compared to a net loss of $6.1 million, or $0.26 per diluted share in the prior year. MEMSIC’s 2012 and 2011 results included non-cash charges related to the impairment of the goodwill associated with the company’s Crossbow Technology acquisition in January 2010. Before giving effect to a goodwill impairment charge of $0.6 million in 2012 and $4.5 million in 2011, MEMSIC’s net loss was $0.3 million, or $0.01 per share, for 2012 compared to net loss of $1.6 million, or $0.07 per share, for 2011. EBITDA for the year ended December 31, 2012 totaled $3.7 million compared to ($1.7) million for 2011. Before giving effect to the impairment charges in 2012 and 2011, EBITDA was $4.4 million and $2.8 million, respectively.

Strategic Alternatives Review Process

The Special Committee appointed by MEMSIC’s Board of Directors is continuing to evaluate the company’s strategic alternatives in light of the November 20, 2012 proposal from IDG-Accel China Growth Fund II LP. No assurance can be given as to whether this process, which is ongoing, will result in a proposed transaction, whether any transaction that may be proposed as a result of such process would be acceptable to the Company, the Special Committee and the Board, or whether any such proposed transaction will be announced or consummated.

Recent Developments

●

In January 2013 MEMSIC won Electronic Products magazine’s prestigious “Product of the Year Award” for the second consecutive year. This year’s POY was awarded to MEMSIC’s three-axis magnetic sensor, the MMC3316xMT. Last year’s POY was awarded to MEMSIC’s MXC6226xC, an ultra-small, two-axis accelerometer.

Outlook

●	Revenue is expected to be between $11 million and $12 million for the first quarter of 2013.

●	GAAP net loss is expected to be in the range of $0.09 to $0.11 per share for the first quarter of 2013.
●	Average diluted share count for the 2013 first quarter is estimated to be approximately 24.5 million.

Conference Call

Management will hold a conference call and webcast at 9:00 a.m. EST on Friday, March 8, 2013 to review and discuss the Company's results.

What:	MEMSIC 4Q 2012 financial results conference call and webcast

When:	Friday, March 8, 2013

Time:	9:00 a.m. EST

Live Call:	(877) 291-1367, domestic
(914) 495-8534, international

Replay:	(855) 859-2056, pass code 15153653, domestic
(404) 537-3406, pass code 15153653, international

Webcast:	http://investor.memsic.com (live and replay)

About Non-GAAP Financial Information

EBITDA is a measure used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement that also includes, among other items, changes in working capital and the effect of non-cash charges). The Company defines EBITDA as net income, plus interest expense net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the comparative evaluation of companies. Because not all companies use identical calculations, the Company's presentation of EBITDA and EBITDA per share may not be comparable to similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA to GAAP net income as an exhibit to this release.

About MEMSIC, Inc.

MEMSIC, Inc., headquartered in Andover, Massachusetts, provides advanced semiconductor sensors and multi-sensor system solutions based on micro-electromechanical systems (MEMS) technology and sophisticated integration technologies in both the IC level and module level. MEMSIC's unique and proprietary approach combines leading-edge sensor technologies, such as magnetic sensors and accelerometers, with mixed signal processing circuitry to produce reliable, high quality, cost-effective solutions for the mobile phone, automotive, consumer, industrial, and general aviation markets. The company’s shares are listed on the NASDAQ Stock Exchange (NASDAQ GM: MEMS).

Safe Harbor Statement

Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements for reasons identified under the heading "Risk Factors" in the Company's most recent annual report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Source: MEMSIC, Inc.

Company Contact: Patricia Niu MEMSIC, Inc. Chief Financial Officer 978-738-0900	Investor Contact: Harriet Fried LHA (212) 838-3777 ir@memsic.com

MEMSIC, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$27,306,202	$51,914,128
Restricted cash	2,867,896	3,791,189
Short-term investments	34,640,188	6,814,728
Accounts receivable, net of allowance for doubtful accounts of $18,774 and $6,441, respectively, as of December 31, 2012 and December 31, 2011	4,821,867	6,068,904
Inventories	9,840,659	11,459,153
Other current assets	2,285,923	2,050,787
Total current assets	81,762,735	82,098,889

Property and equipment, net	29,002,825	30,998,489
Long-term investments	2,500,000	2,600,000
Goodwill	-	606,976
Intangible assets, net	9,918,305	11,091,532
Other assets	144,106	136,633
Total assets	$123,327,971	$127,532,519

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,778,672	$8,439,605
Accrued expenses	3,934,975	2,630,966
Advance research funding	2,867,896	3,791,189
Current portion of note payable to bank	1,000,000	500,000
Total current liabilities	11,581,543	15,361,760

Note payable to bank, net of current portion	16,430,000	17,430,000
Building liability	8,135,115	8,161,288
Other liabilities	86,420	124,180
Total other liabilities	24,651,535	25,715,468

Stockholders’ equity:

Common stock, $0.00001 par value; authorized, 45,000,000 shares; 24,219,685 and 23,983,813 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	242	240
Additional paid-in capital	102,813,203	101,266,272
Accumulated other comprehensive income	4,477,071	4,363,930
Accumulated deficit	(20,896,074)	(19,908,135)
MEMSIC, Inc. stockholders' equity	86,394,442	85,722,307

Non-controlling interest related to joint ventures	700,451	732,984
Total stockholders' equity	87,094,893	86,455,291
Total liabilities and stockholders’ equity	$123,327,971	$127,532,519

MEMSIC, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Net sales	$14,189,812	$21,468,278	$63,810,807	$68,153,132
Cost of goods sold	8,998,780	13,770,585	40,107,592	44,313,782
Gross profit	5,191,032	7,697,693	23,703,215	23,839,350

Operating expenses:
Research and development	1,962,267	1,943,356	6,874,962	8,553,569
Sales and marketing	1,257,093	2,016,409	5,194,733	6,892,303
General and administrative	2,448,701	2,342,825	9,417,623	8,717,322
Depreciation	376,773	438,310	1,552,345	1,637,476
Amortization	331,722	415,690	1,480,609	1,627,692
Impairment charge of goodwill	646,602	4,492,000	646,602	4,492,000
Total operating expenses	7,023,158	11,648,590	25,166,874	31,920,362

Operating loss	(1,832,126)	(3,950,897)	(1,463,659)	(8,081,012)

Other income:
Interest and dividend income	21,104	102,572	258,516	437,655
Foreign exchange gain	207,309	305,708	191,484	1,153,822
Other, net	260,435	158,481	318,660	564,489
Total other income	488,848	566,761	768,660	2,155,966

Loss before income taxes	(1,343,278)	(3,384,136)	(694,999)	(5,925,046)
Provision for income taxes	71,944	(95,256)	266,344	77,397
Net loss	(1,415,222)	(3,288,880)	(961,343)	(6,002,443)

Less: net income attributable to non-controlling interests	(6,349)	(9,558)	26,596	82,127
Net loss attributable to MEMSIC, Inc.	$(1,408,873)	$(3,279,322)	$(987,939)	$(6,084,570)

Net loss per common share attributable to MEMSIC, Inc.:
Basic	$(0.06)	$(0.14)	$(0.04)	$(0.26)
Diluted	$(0.06)	$(0.14)	$(0.04)	$(0.26)

Weighted average shares outstanding used in calculating net loss per common share:
Basic	24,030,058	23,825,134	24,027,523	23,827,937
Diluted	24,030,058	23,825,134	24,027,523	23,827,937

MEMSIC, Inc.

Reconciliation of Net Loss to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Net loss	$(1,408,873)	$(3,279,322)	$(987,939)	$(6,084,570)
Interest (income) expense, net	(21,104)	(102,572)	(258,516)	(437,655)
Income tax expense	71,944	(95,256)	266,344	77,397
Depreciation and amortization	900,764	1,208,787	4,692,124	4,742,190
EBITDA	$(457,269)	$(2,268,363)	$3,712,013	$(1,702,638)